                                                                   Exhibit 10.21



                        RESORTS INTERNATIONAL HOTEL, INC.
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the first day of October, 2001 by and between RESORTS INTERNATIONAL HOTEL, INC., a New Jersey corporation (the "Company"), and ROSALIND KRAUSE, an individual residing at 209 Hagen Road, Brigantine, New Jersey 08203 ("Executive").

                              W I T N E S S E T H:

         WHEREAS, Executive is currently employed by the Company as its Senior Vice President - Casino Operations; and

         WHEREAS, the Company believes that the future growth, profitability and success of the Company's business will be enhanced by the continued employment of Executive; and

         WHEREAS, Executive and the Company now desire to embody in this Agreement the terms and conditions of Executive's employment with the Company, which terms and conditions shall supersede all prior oral and written agreements, arrangements and understandings relating to Executive's employment, including all matters set forth in that certain employment agreement between Executive and the Company, dated as of March 6, 2000.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. SERVICES AND DUTIES. The Company hereby employs Executive, and Executive hereby accepts employment from the Company in the capacity of its Senior Vice President - Casino Operations. Executive will report directly to the Company's President and Chief Operating Officer. The principal location of the Executive's employment shall be at the Company's executive office located in Atlantic City, New Jersey, although the Executive understands and agrees that Executive may be required to travel from time to time for business reasons. Executive shall be a full-time employee of the Company and shall dedicate all of Executive's working time to the Company and shall have no other employment and no other business ventures which are undisclosed to the Company or which conflict with Executive's duties under this Agreement. Executive will perform such duties as are required by the Company and normally associated with Executive's position, together with such additional duties, commensurate with the Executive's position, as may be assigned to the Executive from time to time by the Company's President and Chief Operating Officer.

         2. TERM. Executive's employment under the terms and conditions of this Agreement will commence on the date first set forth above (the "Effective Date"). The term of this Agreement shall be for a period of two (2) years (the "Initial Term") beginning on the Effective Date, subject to earlier termination pursuant to Paragraph 6 herein. This Agreement shall automatically renew subject to the same terms and conditions for additional one (1) year terms (each a "Renewal Term") unless terminated by either party by providing the other party with a written termination notice at least ninety (90) days prior to the end of the Initial term or the then current Renewal Term. The Initial Term and each Renewal Term are hereinafter collectively referred to as the "Term". Notwithstanding anything to the contrary herein, in the event of any termination of this Agreement, Executive shall nevertheless continue to be bound, to the extent applicable, by the terms and conditions set forth in Paragraphs 7 and 8.

         3. COMPENSATION.

                  (a) Base Salary. In consideration of Executive's full and faithful satisfaction of Executive's duties under this Agreement, the Company agrees to pay to Executive, and Executive agrees to accept from the Company, a salary in the amount of One Hundred and Eighty-Five Thousand Dollars ($185,000.00) per annum (the "Base Salary"), payable in such installments as the Company pays its similarly placed employees, subject to usual and customary deductions for withholding taxes and similar charges, and customary employee contributions to health, welfare and retirement programs in which Executive is enrolled. The Base Salary shall be reviewed on an annual basis in accordance with Executive's annual performance evaluation and adjusted at the Company's sole discretion.

                  (b) Bonus Compensation. Executive will be eligible to participate in the Company's bonus program applicable to Executive's position with thresholds and triggering events for payment based on the achievement of the Company's annual budget and other business plan targets as determined by the Company's Board of Directors and communicated to Executive. Annual bonus payments hereunder shall be paid by the Company on the date year-end bonuses are paid generally to executive employees of the Company.

         4. BENEFITS AND PERQUISITES.

                  (a) Retirement and Welfare Benefits. During the Term, Executive will be entitled to all the usual benefits offered to employees at Executive's level, including vacation, sick time, participation in the Company's medical, dental and insurance programs, as well as the ability to participate in the Company's 401(k) retirement savings plan, subject to the applicable limitations and requirements imposed by the terms of such benefit plans. During the Term, Executive shall be entitled to not less than three (3) weeks vacation.

                  (b) Stock Options. As of the Effective Date, Executive shall be granted an option (a "Stock Option") to purchase 77 shares of the Class A common stock, par value $.01 per share, of Colony RIH Holdings, Inc. ("Class A Common Stock") at a price of $0.0475 per share, and 1,556 shares of the Class B common stock, par value $.01 per share, of Colony RIH Holdings, Inc. ("Class B Common Stock") at a price of $100.00 per share; provided, that the Stock Option shall be subject in all respects to the terms of Colony RIH Holdings, Inc. 2001 Omnibus Stock Incentive Plan (the "Omnibus Plan"), the individual stock option agreement to be entered into thereunder evidencing the Stock Option in the form attached hereto as Exhibit A (the "Stock Option Agreement") and the Stockholders Agreement, dated as of April 25, 2001, among Colony RIH Holdings, Inc., a Delaware corporation ("Holdings"), Colony RIH Voteco, LLC, a Delaware limited liability company, Colony Investors IV, L.P., a Delaware limited partnership, and certain additional security holders of Holdings.

         5. LICENSING REQUIREMENTS. Executive hereby covenants and agrees that, at all times during the Term of this Agreement, Executive shall keep and maintain, in full force and effect, any and all licenses, permits and work authorizations which may be required by any Federal, State or local government agency, including but not limited to any casino gaming regulatory agency having jurisdiction over Executive or the Company and that are necessary for Executive to properly work and perform the duties of Executive's position. The Company and Executive further covenant and agree that the Company shall be responsible for Executive's regulatory costs (not including attorney's fees or accountant's fees and costs) incurred in procuring in the first instance and thereafter renewing such required licenses, permits or work authorizations. Further, the Company and Executive agree that this Agreement shall be subject to the provisions of all applicable laws, rules and regulations of the jurisdiction(s) having authority with respect to this Agreement, the Company and Executive.

         6. TERMINATION. Executive's employment with the Company may be terminated (a) by the Company for Cause (as defined below); (b) by the Company at any time without Cause; or (c) by Executive at any time.

                  (a) For Cause Termination. If Executive's employment with the Company is terminated by the Company for Cause, Executive shall not be entitled to any further compensation or benefits other than accrued but unpaid Base Salary, accrued and unused vacation pay through the date of such termination and any other compensation and benefits (other than severance benefits) to which she is entitled under the terms of any of the Company's employee benefit plans, policies, programs or arrangements (the "Accrued Benefits"). For purposes of this Agreement, "Cause" shall mean the following: (i) fraud or embezzlement with respect to the Company by Executive; (ii) material breach by Executive of this Agreement, including, but not limited to, a breach of the Licensing Requirements of Paragraph 5, after notice thereof is given in writing and such breach is not cured to the satisfaction of the Company within a reasonable period of time under the circumstances; (iii) material breach of any reasonable and lawful rule or directive of the Company; (iv) gross or willful neglect of duties or gross misconduct; (v) habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses materially interferes with the performance of Executive's duties under this Agreement.

                  (b) Termination Without Cause. If Executive's employment is terminated by the Company other than for Cause prior to the end of the Term hereof, then Executive shall be entitled to, upon Executive's providing the Company with a signed release of claims in a form adopted by the Company's Board of Directors from time to time: (i) the Accrued Benefits, (ii) an amount equal to six (6) months Base Salary in a lump sum payment payable on the date of termination and (iii) continuation of Executive's coverage under the Company's medical plan until the earlier of (A) the period of time it takes Executive to become eligible for the medical benefits program of a new employer or (B) six months from the date of such termination.

                  (c) Resignation, Death or Disability. If Executive's employment is terminated by reason of Executive's death, disability or voluntary resignation prior to the end of the Term, Executive shall not be entitled to receive any further compensation or benefits other than the Accrued Benefits.

         7. RESTRICTIVE COVENANTS.

                  (a) Noncompetition. Should Executive voluntarily terminate Executive's employment hereunder or should Executive be terminated for Cause pursuant to the provisions of Paragraph 6 of this Agreement, Executive agrees that for the six (6) month period immediately following such termination, Executive shall not directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five (5%) percent of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is in competition in any manner whatsoever with the principal business activity of the Company or its affiliates within a fifty (50) mile radius of Atlantic City. Executive further covenants and agrees that this restrictive covenant is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of the Company and its affiliates, imposes no undue hardship on Executive, is not injurious to the public, and that any violation of this restrictive covenant shall be specifically enforceable in any court with jurisdiction upon short notice.

                  (b) Solicitation of Employees, Etc. During the Term and for the one (1) year period immediately following the date of termination of Executive's employment hereunder, Executive shall not, directly or indirectly, solicit or induce any officer, director, employee, agent or consultant of the Company or any of its successors, assigns, subsidiaries or affiliates to terminate his, her or its employment or other relationship with the Company or its successors, assigns, subsidiaries or affiliates for the purpose of associating with any competitor of the Company or its successors, assigns, subsidiaries or affiliates, or otherwise encourage any such person or entity to leave or sever his, her or its employment or other relationship with the Company or its successors, assigns, subsidiaries or affiliates, for any other reason.

                  (c) Solicitation of Clients, Etc. During the Term and for the one (1) year period immediately following the date of termination of Executive's employment hereunder, Executive shall not, directly or indirectly, solicit or induce (i) any customers or clients of the Company or its successors, assigns, subsidiaries or affiliates, or (ii) any vendors, suppliers or consultants then under contract to the Company or its successors, assigns, subsidiaries or affiliates, to terminate his, her or its relationship with the Company or its successors, assigns, subsidiaries or affiliates, for the purpose of associating with any competitor of the Company or its successors, assigns, subsidiaries or affiliates, or otherwise encourage such customers or clients, or vendors, suppliers or consultants then under contract, to terminate his, her or its relationship with the Company or its successors, assigns, subsidiaries or affiliates, for any other reason.

                  (d) Disparaging Comments. During the Term and thereafter, Executive and the Company agree that they will make no disparaging or defamatory comments regarding the other party in any respect or make any comments concerning any aspect of the termination of their relationship. The obligations of Executive and the Company under this subparagraph shall not apply to disclosures required by applicable law, regulation or order of any court or governmental agency.

         8. CONFIDENTIALITY. All books of account, records, systems, correspondence, documents, and any and all other data, in whatever form, concerning or containing any reference to the works and business of the Company or its affiliated companies shall belong to the Company and shall be given up to the Company whenever the Company requires Executive to do so. Executive agrees that Executive shall not at any time during the term of Executive's employment or thereafter, without the Company's prior written consent, disclosure to any other person or business entity any such information or any trade secrets, plans or other information or data, in whatever form, concerning the Company's or any of its affiliated companies' or customers' practices, businesses, procedures, systems, plans or policies (collectively, "Confidential Information"), nor shall Executive disclose to any third party or utilize any such Confidential Information in any way or communicate with or contact any such customer other than in connection with Executive's employment by the Company. In addition, as part of Executive's employment, Executive will be required to acknowledge and sign appropriate confidentiality policy and nondisclosure agreements which the Company shall adopt substantially in the form of the attached Exhibit B. Executive hereby confirms that all Confidential Information constitutes the Company's exclusive property, and that all of the restrictions on Executive's activities contained in this Agreement and such other nondisclosure policies of the Company are required for the Company's reasonable protection. This confidentiality provisions shall survive the termination of this Agreement.

         9. ASSIGNMENT. This Agreement, and all of the terms and conditions hereof, shall bind the Company and its successors and assigns and shall bind Executive and Executive's heirs, executors and administrators. No transfer or assignment of this Agreement shall release the Company from any obligation to Executive hereunder. Neither this Agreement, nor any of the Company's rights or obligations hereunder, may be assigned or otherwise subject to hypothecation by Executive. The Company may assign the rights and obligations of the Company hereunder, in whole or in part, to any of the Company's subsidiaries, affiliates or parent corporations, or to any other successor or assign in connection with the sale of all or substantially all of the Company's assets or stock or in connection with any merger, acquisition and/or reorganization, provided the assignee assumes the obligations of the Company hereunder.

         10. GENERAL.

                  (a) This Agreement shall be construed and governed by the laws of the State of New York, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

                  (b) Except as necessary for the Company and its subsidiaries, affiliates, successors or assigns or Executive to specifically enforce or enjoin a breach of this Agreement (to the extent such remedies are otherwise available), the parties agree that any and all disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Executive's services on behalf of the Company or any subsidiary, the termination of such services or any other dispute by and between the parties or their subsidiaries, affiliates, successors or assigns, shall be submitted to binding arbitration in New York, New York according to the National Employment Dispute Resolution Rules and procedures of the American Arbitration Association. The parties agree that the prevailing party in any such dispute shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he or it may be entitled. This arbitration obligation extends to any and all claims that may arise by and between the parties or their subsidiaries, affiliates, successors or assigns, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the New York constitution, the United States Constitution, and applicable state and federal fair employment laws, federal and state equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and any other state or federal law.

                  (c) If any provision of this Agreement should be wholly or partially invalid, unenforceable or unlawful, then this Agreement shall be severable in respect of the provision in question (to the extent that it is invalid, enforceable or unlawful), and the remaining provisions of this Agreement shall continue in full force and effect. This Agreement constitutes the entire understanding between the parties and shall supersede any and all other understandings, oral or written. No addition to, or medication of, this Agreement shall be of any force or effect unless in writing and signed by or on behalf of both parties.

                  (d) The several rights and remedies provided for in this Agreement shall be construed as being cumulative, and no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law. No waiver by the Company or Executive of any failure by Executive or the Company, respectively, to keep or perform any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or other provision.

                  (e) Unless expressly provided herein or therein, the expiration of the Term shall not alter or affect any rights or obligations of the Company or Executive under any other agreement or plan including, without limitation, the Omnibus Plan or the Stock Option Agreement between the Company and Executive.

                  (f) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.

         11. EXECUTIVE REPRESENTATION & ACCEPTANCE. By signing this Agreement, Executive hereby represents that Executive is not currently under any contractual obligation to work for another employer and that Executive is not restricted by any agreement or arrangement from entering into this Agreement and performing Executive's duties hereunder.

          IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREOF, the parties hereto have executed and delivered this Agreement as of the year and date first above written.



WITNESS:                                   RESORTS INTERNATIONAL HOTEL, INC.

/s/ Nicholas Amato                         By:  /s/ Nicholas L. Ribis
-------------------------                       --------------------------------





WITNESS:                                   EXECUTIVE

/s/ Nicholas Amato                         /s/ Rosalind Krause
-------------------------                  -------------------------------------
                                           Rosalind Krause

                                                                       EXHIBIT A



                            COLONY RIH HOLDINGS, INC.
                        2001 OMNIBUS STOCK INCENTIVE PLAN



                     ROSALIND KRAUSE STOCK OPTION AGREEMENT


                  THIS STOCK OPTION AGREEMENT (this "Agreement"), dated as of the first day of October, 2001 (the "Effective Date"), by and between COLONY RIH HOLDINGS, INC., a Delaware corporation (the "Company"), and ROSALIND KRAUSE (the "Optionee") in her capacity as the Senior Vice President - Casino Operations of the Resorts International Hotel, Inc., a New Jersey corporation and a Subsidiary of the Company ("Resorts").

                  Pursuant to the Colony RIH Holdings, Inc. 2001 Omnibus Stock Incentive Plan (the "Plan"), the Board of Directors of the Company (the "Board"), as the Administrator of the Plan, has determined that the Optionee is to be granted an option (the "Option") to purchase shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), each on the terms and conditions set forth herein, and hereby grants such Option. Such grants shall be deemed to satisfy in full the obligations under Paragraph 4(b) of that certain Employment Agreement between the Optionee and Resorts, as hereinafter amended (the "Employment Agreement"). Such grants shall also be conditioned on the Optionee agreeing to be bound by the Stockholders Agreement (as defined below) with respect to the Common Stock, and shall evidence such agreement by executing a joinder agreement substantially in the form of Exhibit A attached hereto.

                  All capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

                  1. Terms of Option Grant. (a) The Option entitles the Optionee to purchase 77 shares of the Company's Class A Common Stock at a price equal to $0.0475 per share (the "Class A Option Exercise Price"), which the parties acknowledge is not less than the fair market value of one share of the Class A Common Stock as of the Effective Date. The Option also entitles the Optionee to purchase 1,556 shares of the Company's Class B Common Stock at a price equal to $100.00 per share (the "Class B Option Exercise Price" and, collectively with the Class A Option Exercise Price, the "Option Exercise Price"), which the parties acknowledge is not less than the fair market value of one share of the Class B Common Stock as of the Effective Date. The shares of Class A Common Stock and Class B Common Stock subject to the Option are referred to herein as the "Option Shares." It is intended that the Option shall not constitute an "incentive stock option" within the meaning of Section 422 of the Code.

                           (b) The term of the Option (the "Option Term") shall
commence on the Effective Date (the "Date of Grant") and, unless the Option is previously terminated pursuant to this Agreement, shall terminate upon the expiration of ten (10) years from the Date of Grant.

Upon expiration of the Option Term, all rights of the Optionee hereunder shall terminate.

                           (c) Except as otherwise provided in Section 5 hereof,
the Option shall vest and become exercisable if the conditions set forth below are satisfied as of the end of the applicable vesting period:

                           (i) For the Company's fiscal year ended December 31, 2001, 20% of the Option Shares shall vest and become exercisable provided the Company achieves the applicable operating performance targets as established by the Board for such fiscal year.

                           (ii) For the Company's fiscal year ended December 31, 2002, 20% of the Option Shares shall vest and become exercisable provided the Company achieves the applicable operating performance targets as established by the Board for such fiscal year.

                           (iii) For the Company's fiscal year ended December 31, 2003, 20% of the Option Shares shall vest and become exercisable provided the Company achieves the applicable operating performance targets as established by the Board for such fiscal year.

                           (iv) For the Company's fiscal year ended December 31, 2004, 20% of the Option Shares shall vest and become exercisable provided the Company achieves the applicable operating performance targets as established by the Board for such fiscal year.

                           (v) For the Company's fiscal year ended December 31, 2005, 20% of the Option Shares shall vest and become exercisable provided the Company achieves the applicable operating performance targets as established by the Board for such fiscal year.

                           (vi) Notwithstanding the foregoing clauses (i) through (v) of this Section 1(c), in the event that the Company fails to meet the applicable performance target described above for any fiscal year (a "Shortfall Year"), but it achieves more than 100% of the applicable performance target for the fiscal year immediately following the Shortfall Year and the excess is at least the amount of the shortfall in the Shortfall Year (that is, the difference between the Shortfall Year's performance target and the performance actually generated by the Company in such Shortfall Year), then the Option Shares that would have vested in the Shortfall Year if the performance target had been satisfied shall vest retroactively as if the performance target in the Shortfall Year had been satisfied. Until such time as the Option Shares described herein are retroactively vested, they shall be considered as forfeited for all purposes of the Plan and this Agreement.

                           (d) Except as otherwise provided herein, the right of
the Optionee to purchase Option Shares with respect to which the Option has become exercisable may be exercised in whole or in part at any time or from time to time prior to expiration of the Option Term, provided, that any exercise of the Option shall be deemed to relate in tandem to both the Class A Common Stock and the Class B Common Stock subject to the Option, such that the ratio of (i) the number of shares of Class A Common Stock issuable upon such exercise to (ii) the total number of shares of Class A Common Stock outstanding on the date hereof shall be the same as the ratio of (iii) the number of shares of Class B Common Stock issuable upon such exercise to (iv) the total number of shares of Class B Common Stock outstanding on the date hereof.

                           (e) The Option may be exercised by means of written
notice of exercise to the Company specifying the number of Option Shares to be purchased, accompanied by payment in full of the aggregate Option Exercise Price and any applicable withholding amounts (i) in cash or by check, (ii) at any time following the closing of the Company's Initial Public Offering (as defined in Section 2 below) by means of a broker cashless exercise procedure, on terms reasonably acceptable to the Company, providing proceeds sufficient to pay the exercise price and any applicable withholding amounts or (iii) by any other means of exercise authorized from time to time in the Plan and/or by the Board.

                  2. Certain Definitions. For purposes of this Agreement:

                           (a) "Initial Public Offering" shall mean the closing
of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering shares of the Company's Common Stock, which shares are approved for listing or quotation on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market.

                           (b) "Change in Control" shall mean the occurrence of
one or more of the following events:

                           (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole;

                           (ii) the adoption by the Company's stockholders of a plan of liquidation or dissolution of the Company;

                           (iii) prior to the time the Company or any Parent Corporation completes an Initial Public Offering, the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) of the acquisition by any "Person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting of the Principals and their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power entitled to vote in the election of the Board or such other Person surviving the transaction;

                           (iv) subsequent to the time the Company or any Parent Corporation completes an Initial Public Offering, the Principals and their Related Parties shall directly or indirectly beneficially own shares of capital stock representing less than 25% of the total voting power entitled to vote in the election of the Board and either (A) any other Person directly or indirectly beneficially owns shares of capital stock representing voting power in excess of the voting power represented by shares of capital stock owned by the

         Principals and their Related Parties or (B) individuals who were the voting members of the Board at the beginning of any two-year period commencing subsequent to the Initial Public Offering (together with any new voting directors whose election or appointment by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

                           (c) "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                           (d) "Principals" shall mean Colony Investors IV,
L.P., Colony RIH Voteco, LLC and any of their respective affiliates and any of the Company's officers and directors.

                           (e) "Related Party," with respect to any Principal,
shall mean (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

                           (f) "Stockholders Agreement" shall mean that certain
Stockholders Agreement, dated as of April 25, 2001, among the Company, Colony RIH Voteco, LLC, a Delaware limited liability company, Colony Investors IV, L.P., a Delaware limited partnership, and certain additional security holders of the Company.

                  3. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, a sale of substantially all of the assets of the Company or other change in corporate structure by reason of any stock dividend, stock split, reverse stock split or other change affecting the Common Stock (including any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan), an equitable substitution or proportionate adjustment shall be made in the kind, number and option price of shares of Common Stock subject to the Option, in each case as may be determined by the Administrator, in good faith. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Anything herein to the contrary notwithstanding, in connection with any event described in this paragraph, the Administrator may provide, in its good faith discretion, for the cancellation of any outstanding awards without the consent of Participants and payment of an equitable amount in cash or securities therefor.

                  4. Nontransferability of Option and Option Shares; Option Shares Subject to Stockholders Agreement. (a) The Option and this Agreement shall not be transferable and, during the lifetime of the Optionee, the Option may be exercised only by the Optionee; provided, however, that the Optionee shall be permitted to transfer the Option and this Agreement to a trust controlled by the Optionee during the Optionee's lifetime for estate planning purposes. Without limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

                           (b) Notwithstanding any provision herein to the
contrary, the Optionee and, upon exercise of the Option, the Option Shares, shall at all times and in all respects be subject to the Stockholders Agreement, the provisions of which shall be deemed to be incorporated into this Agreement.

                  5. Forfeiture and Vesting Acceleration of Options. (a) If the Optionee's services with Resorts are terminated by Resorts without Cause (as defined in the Employment Agreement), the Option shall immediately vest and become exercisable as to that number of Option Shares that would have vested pursuant to Section 1(c) had the Optionee's services continued without interruption under the Employment Agreement until December 31 following such termination date notwithstanding any performance targets established with respect to the Option Shares. Anything herein to the contrary notwithstanding, the termination of the Optionee's services without Cause shall not result in the vesting of any Option Shares that were forfeited at any time prior to such termination date by reason of the Company's failing to satisfy any performance targets relating to such Option Shares. Following the Optionee's termination date, the unexercised portion of the Option, to the extent vested, shall remain exercisable for ninety (90) days after the Optionee's termination date, at which time all Option Shares, to the extent not exercised prior to the end of such period, shall lapse and be canceled.

                           (b) If the Optionee's services with Resorts shall
terminate by reason of her death or disability, the Option shall immediately vest and become exercisable as to that number of Option Shares that would have vested pursuant to Section 1(c) had the Optionee's services continued without interruption under the Employment Agreement until December 31 following the Optionee's death or the forty-fifth (45th) day after receipt of notice of termination for disability, as applicable, notwithstanding any performance targets established with respect to the Option Shares. Anything herein to the contrary notwithstanding, the termination of the Optionee's services due to death or disability shall not result in the vesting of any Option Shares that were forfeited at any time prior to such termination by reason of the Company's failing to satisfy any performance targets relating to such Option Shares. Following the Optionee's termination date, the unexercised portion of the Option, to the extent vested, shall remain exercisable for ninety (90) days after the Optionee's death or the forty-fifth (45th) day after receipt of notice of termination for disability, as applicable, at which time all Option Shares, to the extent not exercised prior to the end of such period, shall lapse and be canceled.

                           (c) If the Optionee's services with Resorts are
terminated by the Optionee, the unexercised portion of the Option, to the extent vested, shall remain exercisable for ninety (90) days after such termination, at which time all Option Shares, to the extent not exercised prior to the end of such period, shall lapse and be canceled.

                           (d) If the Optionee's services with Resorts are
terminated by Resorts
for Cause (as defined in the Employment Agreement), the unexercised portion of the Option, whether exercisable or not, shall lapse and be immediately canceled as of the date of such termination.

                           (e) Upon the occurrence of a Change in Control (as
defined in Section 2) at any time prior to the termination of the Optionee's services with Resorts, for any or no reason, the Option shall immediately vest and become exercisable as to 100% of the Option Shares (notwithstanding any performance targets established with respect to such Option Shares) and all provisions of this Agreement relating to the forfeiture of the Option in the event of the Optionee's termination of service with Resorts shall expire. Anything herein to the contrary notwithstanding, the occurrence of a Change in Control shall not result in the vesting of any Option Shares that were forfeited at any time prior to such Change in Control by reason of the Company's failing to satisfy any performance targets relating to such Option Shares.

                  6. Call Rights. In the event of (i) the termination of the Optionee's employment with Resorts at any time, under any circumstances and for any or no reason, (ii) a Change in Control or (iii) any transfer of any Option Shares by the Optionee under any circumstances (other than to a trust controlled by the Optionee for estate planning purposes, the trustee of which agrees in writing to be subject in all events and for all purposes to the Company's Call as set forth herein), including pursuant to any arrangement, proceeding, decree, judgment, order or application of law relating to the division of property for domestic relations purposes (each a "Call Event"), for a period commencing on the date of such event and expiring upon the Company's Initial Public Offering (the "Call Exercise Period"), the Company shall have the right to purchase from the Optionee, in accordance with the terms hereof and of Section 2.4(e) of the Stockholders Agreement (the "Call") (y) any or all of such portion of the Option as shall relate to vested and exercisable Option Shares as of the date written notice is given (the "Call Exercise Date"), and/or (z) any or all Option Shares owned by the Optionee as of the end of business on the Call Exercise Date.

                           (a) The following terms and conditions shall apply to
the exercise of the Call:

                           (i) If exercising its rights under (y) above, the Company shall pay the Optionee an amount in cash equal to the product of (A) the excess, if any, of the Fair Market Value (as defined, for purposes of this Section 6, in the Stockholders Agreement with respect to Employee Stockholders other than the Qualified Stockholders) of a share of Class A Common Stock or Class B Common Stock, as applicable, as of the first applicable Call Event (the "Call Price") over the Class A Option Exercise Price or Class B Option Exercise Price, as applicable, and (B) the number of shares of Class A Common Stock or Class B Common Stock, as applicable, that the portion of the Option being purchased by the Company pursuant to the Call would otherwise entitle the Optionee to purchase.

                           (ii) If exercising its rights under (z) above, the Company shall pay the Optionee an amount equal to the product of (A) the Call Price and (B) the number of Option Shares being purchased pursuant thereto.

                           (b) The Company may elect to exercise the Call, at
its discretion, at any time prior to the end of the Call Exercise Period in accordance with the procedures set forth in Section 2.4 of the Stockholders Agreement with respect to "Offered Securities;" provided, however, that if the Company does not exercise the Call within fifteen (15) days after the occurrence of the first Call Event, the Call Price for the Option Shares being repurchased, as determined above, shall be increased by 10% interest (6% interest if the Call Event occurs in connection with the Optionee's termination of employment by the Company for Cause (as defined in the Employment Agreement) or the Optionee's resignation from employment with the Company), compounded annually on the basis of the actual number of days elapsed over a year of 365 days, from the date of such Call Event until the date of the Company's payment.

                           (c) Notwithstanding any other provision hereof, the
Company may assign, without the consent of the Optionee, its rights under this
Section 6.

                           (d) Unless the Company shall have given prior notice
of its intent to exercise the Call, the Call shall terminate upon the closing of the Company's Initial Public Offering.

                  7. Investment Representation. The Optionee hereby represents and warrants to the Company that the Optionee, by reason of the Optionee's business or financial experience (or the business or financial experience of the Optionee's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Optionee's own interests in connection with the transactions contemplated under this Agreement.

                  8. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, or by a nationally recognized overnight delivery service to the respective parties named below:

         If to Company:             Colony RIH Holdings, Inc.
                                    660 Madison Avenue
                                    New York, New York
                                    Attention:  President
                                    Facsimile:  212-593-5433

         With a copy to:            Colony Capital, LLC
                                    1999 Avenue of the Stars, Suite 1200
                                    Los Angeles, California 90067
                                    Attention:  Jonathan Grunzweig
                                    Facsimile:  310-843-3663

         If to the Optionee:        Rosalind Krause
                                    209 Hagen Road
                                    Brigantine, New Jersey 08203

Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

                  9. Securities Laws Requirements. The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Optionee upon exercise of the Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time). Further, the Company may require as a condition of transfer of any Option Shares pursuant to any exercise of the Option that the Optionee furnish a written representation that he is purchasing or acquiring the Option Shares for investment and not with a view to resale or distribution to the public. The Optionee hereby represents and warrants that he understands that the Option Shares are "restricted securities," as defined in Rule 144 under the Securities Act, and that any resale of the Option Shares must be in compliance with the registration requirements of the Securities Act or an exemption therefrom. Each certificate representing Option Shares shall bear the legend set forth below:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN STOCK OPTION AGREEMENT, DATED AS OF OCTOBER 1, 2001, BETWEEN COLONY RIH HOLDINGS, INC., A DELAWARE CORPORATION (THE "COMPANY"), AND ONE OF ITS EXECUTIVES AND THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 25, 2001, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS. ANY TRANSFEREE OF THESE SECURITIES SHALL TAKE SUBJECT TO THE TERMS OF SUCH AGREEMENTS, COPIES OF WHICH ARE ON FILE WITH THE COMPANY.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

Further, if the Company determines that the listing or qualification of the Option Shares under any securities or other applicable law is necessary in order to avoid a violation of any securities laws, the Option shall not be exercisable, in whole or in part, unless and until such listing or qualification, or a consent or approval with respect thereto, shall have been effected or obtained free of any conditions not acceptable to the Company, provided, that the Company shall pursue such listing or qualification diligently and in good faith.

                  10. No Obligation to Register Shares. Except as provided in the Stockholders Agreement, the Company shall be under no obligation to register the Option Shares.

                  11. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Agreement, the Stockholders Agreement, the Employment Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said Option Shares on its books nor will any of the Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.

                  12. Withholding Requirements. The Optionee shall, no later than the date as of which the value of any award hereunder becomes includable in her gross income (after taking into account the provisions of Section 3 hereof), pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes or other amounts of any kind required by law to be withheld with respect thereto. The obligations of the Company hereunder shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

                  13. Failure to Enforce Not a Waiver. The failure to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

                  14. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of New York without regard to its principles of conflict of laws.

                  15. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option award and this Agreement shall be subject to all terms and conditions of the Plan; provided, however, that in the event of a conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall govern.

                  16. Amendments. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

                  17. Rights as a Stockholder. Neither the Optionee nor any of the Optionee's successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.

                  18. Agreement Not a Contract of Service. Neither the Plan, the granting of the Option, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue in the service of the Company or any Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

                  19. Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement, and shall do so in good faith.

                  20. Dispute Resolution. Any dispute arising under this Agreement shall be resolved in accordance with the arbitration provisions of the Stockholders Agreement as in effect as of the date hereof, or as the same may be amended from time to time, and such arbitration provisions shall be deemed to be incorporated herein by this reference.

                  21. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Optionee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired under this Agreement without the prior written consent of the Company or its underwriters, provided, that the Optionee shall not be required to be subject to "lock-up" restrictions that are more restrictive than such restrictions to which any other Employee Stockholder (as defined in the Stockholders Agreement) is subject, or that would prevent the Optionee from effectuating a sale pursuant to Section 2.5 of the Stockholders Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                    COLONY RIH HOLDINGS, INC.


                                    By:  /s/ Nicholas L. Ribis
                                         ---------------------------------------
                                         Name:
                                         Title:


                                    The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement and to all the terms and provisions of the Plan, the Employment Agreement and the Stockholders Agreement herein incorporated by reference.


                                    /s/ Rosalind Krause
                                    --------------------------------------------
                                    Rosalind Krause

                                                                       EXHIBIT A

                         STOCKHOLDERS AGREEMENT JOINDER


                  As of the date set forth below, the undersigned, Rosalind Krause, is being issued options to acquire 77 shares of Class A Common
Stock, at a price equal to $0.0475 per share, and 1,566 shares of Class B
Common Stock, at a price equal to $100.00 per share (the "Shares"), of Colony RIH Holdings, Inc. (the "Company"). By execution of this Stockholders Agreement Joinder, the undersigned shall be deemed to be a party to that certain Stockholders Agreement, dated as of April 25, 2001, by and between the Company and the Stockholders identified therein (the "Stockholders Agreement"). Pursuant to Section 4.8 (but subject to Sections 2.2 and 2.3) of the Stockholders Agreement, the undersigned shall have all rights, and shall observe all the obligations, applicable to a "Stockholder" as set forth in the Stockholders Agreement. In order to give effect to this transaction, please add the undersigned to the list of "Stockholders" as set forth in Schedule A to the Stockholders Agreement.



Signature:                 /s/ Rosalind Krause
                           --------------------------

Address:                   4 Wexford Lane
                           Linwood, N.J. 08221

Date:                      10/25/01